EXHIBIT 99.1

Contango oil & gas COMPANY

NEWS RELEASE

Contango Announces Sale of Certain Non-Core Assets

April 2,  2018 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE American: MCF) announced today that it has sold its operated Eagle Ford Shale assets located in Karnes County, Texas to an independent oil and gas company for $21 million.  The divestiture closed on Wednesday, March 28 and included approximately 1,500 gross (1,050 net) acres.  Production from the sold assets was approximately 123 barrels of oil equivalent (Boe;  95% oil) per day.  The cash proceeds from this transaction will be used to pay down outstanding borrowings under our revolving credit facility and for general corporate purposes, including development of our Southern Delaware Basin position.

Allan D. Keel, the Company’s President and Chief Executive Officer, said “This asset accounted for a little over 1% of our current production and only 2% of our proved developed year-end SEC reserves.  As a result, no unscheduled adjustment to the borrowing base under our credit facility was required.  The sale represents an acceleration of value as it was not likely to be developed by us in the near future as we continue to focus on our Southern Delaware Basin position. Due to the excellent rates of return expected from the Delaware Basin in this price and cost environment,  and our conservative philosophy on funding our capital program,  we were pleased to be able to obtain additional liquidity to continue to develop that acreage.”

Contango Oil & Gas Company is a Houston, Texas based, independent energy company whose business is to maximize production from its shallow offshore Gulf of Mexico properties and onshore properties in Texas and Wyoming, and to use that cash flow to explore, develop, exploit, produce and acquire crude oil and natural gas properties in the Texas and Rocky Mountain regions of the United States. Additional information is available on the Company's website at http://www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:
Contango Oil & Gas Company
E. Joseph Grady – 713-236-7400	Sergio Castro – 713-236-7400
Senior Vice President and Chief Financial Officer	Vice President and Treasurer